November 9, 2016	EXHIBIT 99.1

Jayant Kadambi

579 Kelly Way

Palo Alto, CA 94306

Re:     Terms of Separation

Dear Mr. Kadambi:

This letter confirms the agreement (“Agreement”) between you and YuMe, Inc. (the “Company”) concerning the terms of your separation and offers you the separation compensation we discussed in exchange for a general release of claims and covenant not to sue.

1.           Separation Date: November 9, 2016 is your last day of employment with the Company (the “Separation Date”), such separation shall be effective immediately upon filing the quarterly report on form 10-Q for the quarter ending on September 30, 2016.

2.           Acknowledgment of Payment of Wages: By your signature below, you acknowledge that on November 9, 2016, we provided you a final paycheck in the gross amount of $10,104.93 subject to any applicable withholdings. for all wages, salary, bonuses, commissions, and any similar payments due you from the Company as of the Separation Date. By signing below, you acknowledge that the Company does not owe you any other amounts.

3.           Separation Compensation: In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth below and your other promises herein, the Company agrees to provide you with the following:

a.     Severance: The Company agrees to pay you in accordance with the Company’s Executive Severance Plan (the “Severance Plan”), on the sixtieth (60th) day following the separation from service as defined by Section 409A of the Internal Revenue Code of 1986, a total of $381,100 less applicable state and federal payroll deductions, which equals 12 months of your base salary.

b.     COBRA: Upon your timely election to continue your existing health benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will pay the insurance premiums to continue your existing health benefits for 12 months following the Separation Date. You will remain responsible for, and must continue to pay, the portion of premiums, co-payments, etc. that you would have paid had your employment continued.

J. Kadambi

c.     Partial Vesting Acceleration: The Company also agrees to accelerate 25% of your outstanding unvested stock options and restricted stock awards, effective as of Separation Date, in accordance with the Severance Plan and as provided in Section 6 below.

By signing below, you acknowledge that you are receiving the separation compensation outlined in this section in consideration for waiving your rights to claims referred to in this Agreement and that you would not otherwise be entitled to the separation compensation.

4.           Return of Company Property: You hereby warrant to the Company that you have returned to the Company all property or data of the Company of any type whatsoever that has been in your possession or control.

5.           Proprietary Information: You hereby acknowledge that you are bound by the attached Confidential Information, Invention Assignment and Arbitration Agreement you signed upon commencement of your employment with the Company (Exhibit A hereto) and that as a result of your employment with the Company you have had access to the Company’s Proprietary Information (as defined in the agreement), that you will hold all Proprietary Information in strictest confidence and that you will not make use of such Proprietary Information on behalf of anyone. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such Proprietary Information and that you have not taken with you any such documents or data or any reproduction thereof.

6.           Stock Options; Restricted Stock Units:

a.     Pursuant to the Company’s Amended and Restated 2004 Stock Plan (the “2004 Plan”) and your 2004 Plan Stock Option Agreement issued thereunder, you were granted options to purchase an aggregate of 520,445 shares of the Company’s common stock (the “2004 Options”). As of the Separation Date: (i) 514,530 shares of the 2004 Options are vested (the “2004 Vested Options”); (ii) 397,866 shares of the 2004 Vested Options remain unexercised (the “Unexercised 2004 Option Shares”); and (iii) 5,915 shares of the 2004 Options remain unvested (the “Unvested 2004 Option Shares”). Per the Severance Plan, and conditioned upon your entering into this Agreement and it becoming enforceable, 25% of the Unvested 2004 Option Shares shall accelerate and become vested and exercisable, such that, effective immediately following the Separation Date, the 2004 Vested Options shall be increased to 516,009 shares and the number of Unvested 2004 Option Shares shall be reduced to 4,436 shares. Per the Severance Plan, and taking into account your continued role, following the Separation Date, as a Service Provider (as defined in the 2004 Plan) in connection with your ongoing service as a member of the Company’s Board of Directors (the “Board”), you will have the longer of: (i) one (1) year following the Separation Date, and (ii) thirty (30) days following the termination of your role as a Service Provider to exercise any 2004 Options to the extent then vested (the “2004 Exercise Period”). After the 2004 Exercise Period, you will no longer have the right to exercise any of the 2004 Options then vested. You acknowledge and agree that the foregoing extension to the 2004 Exercise Period will in certain cases cause an incentive stock option to be reclassified as a non-qualified stock option and, accordingly, at time of exercise you will be required to satisfy all applicable tax withholding requirements that become due upon exercise of the 2004 Options.

J. Kadambi

b.     Pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) and your 2013 Plan Stock Option and Restricted Stock Unit (“RSU”) Agreements issued thereunder, you were granted (i) options to purchase an aggregate of 221,666 shares of the Company’s common stock (the “2013 Options”), and (ii) 578,700 RSUs (the “2013 RSUs”). As of the Separation Date, the 2013 Options are vested and unexercised as to 114,165 shares (the “Vested 2013 Option Shares”), and remain unvested as to 107,501 shares (the “Unvested 2013 Option Shares”). As of the Separation Date, the 2013 RSUs are vested as to 271,448 RSUs (the “Vested 2013 RSUs”) and remain unvested as to 307,252 RSUs (the “Unvested 2013 RSUs”). Per the Severance Plan, and conditioned upon your entering into this Agreement and it becoming enforceable, 25% of both the Unvested 2013 Option Shares and the Unvested 2013 RSUs shall accelerate and become vested and, as it relates to the 2013 Option Shares, exercisable, such that, effective immediately following the Separation Date, the Vested 2013 Option Shares shall be increased to 141,040 shares and the number of Unvested 2013 Option Shares shall be reduced to 80,626 shares, and the Vested 2013 RSUs shall be increased to 348,261 RSUs and the Unvested 2013 RSUs shall be reduced to 230,439. Per the Severance Plan, and taking into account your continued Service (as defined in the 2013 Plan), following the Separation Date, in connection with your ongoing service as a member of the Board, you will have the longer of: (i) one (1) year following the Separation Date, and (ii) ninety (90) days following the termination of your Service, to exercise the 2013 Options to the extent then vested (the “2013 Exercise Period”). After 2013 Exercise Period, you will no longer have a right to exercise the 2013 Options. You acknowledge and agree that the foregoing extension to the exercise period will in certain cases cause an incentive stock option to be reclassified as a non-qualified stock option and, accordingly, at time of exercise you will be required to satisfy all applicable tax withholding requirements that become due upon exercise of the 2013 Options. Your rights concerning the 2004 Options, 2013 Options and 2013 RSUs will continue to be governed by the applicable agreements except as modified herein.

7.           General Release and Waiver of Claims:

a.     The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. To the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims under the Severance Plan, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.

J. Kadambi

b.     By signing below, you expressly waive any benefits of Section 1542 of the Civil Code of the State of California (or any similar statute that may be applicable), which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

c.     You and the Company do not intend to release claims that you may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, or any claims for enforcement of this Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

8.           Covenant Not to Sue:

a.     To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement.

b.     Nothing in this section shall prohibit you from filing a charge or complaint with a government agency where, as a matter of law, the parties may not restrict your ability to file such administrative complaints. However, you understand and agree that, by entering into this Agreement, you are releasing any and all individual claims for relief, and that any and all subsequent disputes between you and the Company shall be resolved through arbitration as provided below.

c.     Nothing in this section shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

9.           Nondisparagement: You agree that you will not disparage Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement. Nothing in this section shall prohibit you from providing truthful information in response to a subpoena or other legal process.

J. Kadambi

10.     Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in San Mateo County, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator's decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.

11.     Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

12.     Confidentiality: The contents, terms and conditions of this Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order. You agree that if you are asked for information concerning this Agreement, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement. Nothing contained herein prevents you from reporting to, communicating with, contacting, responding to an inquiry from, or providing relevant information to or participating or assisting in an investigation conducted by the SEC or other governmental or regulatory body or official or self-regulatory organization.

13.     No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.

14.     Complete and Voluntary Agreement: This Agreement, together with Exhibit A hereto and the Stock Option Agreements, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.

J. Kadambi

15.     Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

16.     Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.

17.     Review of Separation Agreement: You understand that you may take up to forty-five (45) days to consider this Agreement and, by signing below, affirm that you were advised to consult with an attorney prior to signing this Agreement. You also acknowledge that at the time you were first provided this Agreement to consider, you were provided with the attached document entitled “Information Concerning Reduction in Force” (Exhibit B). You also understand you may revoke this Agreement within seven (7) days of signing this document and that the compensation to be paid to you pursuant to Section 3 will be paid only at the end of that seven (7) day revocation period.

18.     Effective Date: This Agreement is effective on the eighth (8th) day after you sign it and without revocation by you.

19.     Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

If you agree to abide by the terms outlined in this letter, please sign this letter below and also sign the attached copy and return it to me. I wish you the best in your future endeavors.

Sincerely,

YuMe, Inc.

By:	/s/ Paul Porrini
Paul Porrini
EVP, General Counsel and Secretary

J. Kadambi

READ, UNDERSTOOD AND AGREED

_______________________________     Date: __________________
Jayant Kadambi

EXHIBIT A

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EXHIBIT B

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